MONDAY, APRIL 26, 1999



           BANKERS TRUST REPORTS FIRST QUARTER RESULTS


New York, April 26, 1999 -- Bankers Trust Corporation (BT) today reported that diluted earnings per share in the first quarter of 1999 were $1.30, compared to $0.23 in the fourth quarter of 1998 and $2.01 in the same period last year. Net income in the first quarter of 1999 was $140 million, compared with $29 million in the 1998 fourth quarter and $222 million in the first quarter of 1998.

Frank Newman, chairman of the board and chief executive officer, said: "We are gratified by the firm's progress as we prepare for our merger with Deutsche Bank in the current quarter. Much effort has been focused on the integration of the two firms and we look forward to creating a new global leader in high-quality financial services. The first quarter was also marked by a further reduction in our risk profile and significant improvement in our Tier I capital ratio to 8.1% from 7.5% at December 31, 1998."

For the current quarter, total net revenue of $1.510 billion was up $73 million from the fourth quarter of 1998 and down $123 million from the first quarter of 1998. Total noninterest expenses of $1.301 billion for the first quarter of 1999 were down $42 million and $24 million from the fourth quarter of 1998 and first quarter of 1998, respectively.

At March 31, 1999, the Corporation's Emerging Markets cross-border exposures to Asia, Latin America and Russia were $4.8 billion, down 11% from $5.4 billion at December 31, 1998 and down 61% from $12.4 billion at March 31, 1998. At March 31, 1999, total cash basis loans were $327 million, down from $392 million at December 31, 1998 and up from $247 million at March 31, 1998.


As of March 31, 1999, the Corporation estimates that its ratios of Tier 1 Capital and Total Capital to risk-weighted assets were 8.1% and 14.5%, respectively.






























                                2

BUSINESS SEGMENTS

During the first quarter of 1999, the Corporation reorganized its business segments. Businesses previously included in the Emerging Markets Group have been transferred to other segments, primarily the Restructuring Portfolio. The Restructuring Portfolio business segment was formed in the first quarter of 1999 and includes the Corporation's exposures (loans, securities, derivatives) that require special monitoring. These exposures are virtually all in emerging markets. The Corporation intends to continue to reduce exposure in the Restructuring Portfolio over a reasonable timeframe.

In addition, the securities brokerage and portfolio management activities for high net worth individuals, previously included in the Private Client Services Group, have been transferred to Investment Banking. Traditional banking services for high net worth individuals, previously included in Private Client Services Group, are included in Corporate/Other.

Prior period results have been restated for changes in organizational structure.

                               TotalTotal Non-   Pretax     Net
First Quarter 1999               Net  Interest  Income/ Income/
(in millions)                Revenue  Expenses   (Loss)  (Loss)
Investment Banking             $ 655    $  548     $107    $ 72
Trading & Sales                  292       164      128      86
Global Institutional Services    258       223       35      24
Australia/New Zealand/Int'l
 Funds Mgmt                      161       120       41      27
Restructuring Portfolio           18       141    (123)    (82)
Corporate/Other                  126       105       21      13
Total                         $1,510    $1,301     $209    $140


                               TotalTotal Non-   Pretax     Net
Fourth Quarter 1998              Net  Interest  Income/ Income/
(in millions)                Revenue  Expenses   (Loss)  (Loss)
Investment Banking            $  739    $  543    $ 196   $ 116
Trading & Sales                  295       149      146      86
Global Institutional Services    302       242       60      36
Australia/New Zealand/Int'l
 Funds Mgmt                      162        94       68      40
Restructuring Portfolio        (143)       170    (313)   (184)
Corporate/Other                   82       145     (63)    (65)
Total                         $1,437    $1,343    $  94   $  29


                               TotalTotal Non-   Pretax     Net
First Quarter 1998               Net  Interest  Income/ Income/
(in millions)                Revenue  Expenses   (Loss)  (Loss)
Investment Banking            $  816    $  567     $249    $180
Trading & Sales                  226       137       89      64
Global Institutional Services    255       227       28      20
Australia/New Zealand/Int'l
 Funds Mgmt                      145       107       38      27
Restructuring Portfolio          134       190     (56)    (40)
Corporate/Other                   57        97     (40)    (29)
Total                         $1,633    $1,325     $308    $222

                                3
Business Segment Results

The Investment Banking business recorded net income of $72 million in the first quarter of 1999 compared to net income of $180 million in the prior year quarter and $116 million in the fourth quarter of 1998. The current quarter reflected lower revenue from corporate finance activities and private equity investments as compared to the prior quarters. In addition, fees for brokerage services were lower in the current quarter as compared to the fourth quarter of 1998, but higher than the prior year quarter.

Trading & Sales recorded net income of $86 million in the first quarter of 1999, compared to net income of $64 million in the 1998 first quarter and $86 million in the previous quarter. The year-over-year increase was primarily attributable to equity earnings in the Corporation's investment in Long-Term Capital Management, L.P. Excluding this equity pick-up, Trading & Sales results declined reflecting significant reductions in the Corporation's risk positions.

Global Institutional Services contributed $24 million of net income in the first quarter of 1999, up $4 million from the 1998 first quarter and down $12 million from the previous quarter. The fourth quarter of 1998 included a benefit from a contingency payment related to the 1997 sale of the Corporation's defined contribution recordkeeping and participant services business.

Net income of the Australia/New Zealand/International Funds Management business was $27 million in the first quarter of 1999, unchanged from the first quarter of 1998 and down $13 million from the previous quarter. A decline in this segment's investment banking business contributed to the decrease in net income from the prior quarter.

Restructuring Portfolio net loss in the first quarter of 1999 was $82 million, compared with a net loss of $40 million in the first quarter of 1998 and a net loss of $184 million in the fourth quarter of 1998. The current quarter reflected the Corporation's reductions in risk in emerging markets.

Corporate/Other includes the income and expenses of smaller businesses that are not included in the main business segments and revenue and expenses that have not been allocated to business segments.


QUARTERLY FINANCIAL COMPARISONS

First Quarter 1999 versus Fourth Quarter 1998

Net income for the first quarter of 1999 was $140 million as compared to $29 million in the fourth quarter of 1998.

First quarter 1999 combined trading revenue and trading-related net interest revenue was $417 million. This was an increase of $214 million from the fourth quarter of 1998. Page 8 shows combined trading results by business segment.

Fiduciary and funds management revenue was $271 million in the first quarter of 1999, down $18 million from the fourth quarter of 1998. The decrease was primarily due to lower global private banking commissions and lower client processing fees, partly offset by higher investment management fees. At



                                4
March 31, 1999, assets under management were approximately $378 billion compared to $362 billion at December 31, 1998.

Corporate finance fees decreased by $93 million from the fourth quarter of 1998 primarily due to lower revenue from merger and acquisition and loan syndication activities.

Other fees and commissions of $211 million decreased $22 million from the previous quarter. A decrease in customer trading activity resulted in lower fees for brokerage services.

Securities available for sale losses totaled $4 million as compared to gains of $25 million in the previous quarter.

Other noninterest revenue was $87 million in the current quarter, compared to $120 million in the prior quarter. The current quarter included losses from mark-to-market adjustments on venture capital equity securities. In addition, the prior quarter included a benefit from a contingency payment related to the 1997 sale of the Corporation's defined contribution recordkeeping and participant services business.

Incentive compensation and employee benefits increased $102 million primarily due to higher performance-based pay, amortization of employee stock awards granted in 1999 for 1998 performance and other employee benefits.

Other noninterest expenses declined by $79 million. The fourth quarter of 1998 reflected a $60 million fine to federal authorities and a $3.5 million payment to the State of New York as part of an agreement to resolve an investigation concerning inappropriate transfers of unclaimed funds and related recordkeeping problems that occurred between 1994 and early 1996.


First Quarter 1999 Versus First Quarter 1998

Net income for the first quarter of 1999 was $140 million as compared to $222 million of net income earned in the first quarter of 1998.

First quarter 1999 combined trading revenue and trading-related net interest revenue was $417 million, up $27 million from the first quarter of 1998. Page 8 shows combined trading results by business segment.

Fiduciary and funds management revenue was $271 million in the first quarter of 1999, up $10 million from the prior year period. The increase was primarily due to higher client processing fees and improved funds management revenue. At March 31, 1999, assets under management were $378 billion compared to $334 billion at March 31, 1998.

Corporate finance fees of $197 million decreased $134 million from the $331 million earned in the first quarter of 1998. The decline is primarily attributable to lower revenue from underwriting and loan syndication activities.

Other fees and commissions of $211 million increased $51 million from the prior year quarter. Increased customer trading activity primarily due to the acquisition of NatWest Markets' European equities business in the second quarter of 1998 resulted in higher fees for brokerage services.




                                5
Net revenue from equity investments decreased $32 million from the prior year quarter. The current quarter reflected lower gains on direct equity investments.

Insurance premium revenue and the provision for policyholder benefits expense both reflected the general decline in the Chilean annuities market.

As compared to the first quarter of 1998, salaries and commissions expense increased $37 million, or 11%, primarily due to an increase in the average number of employees and higher annual salaries.

Incentive compensation and employee benefits decreased $65 million, or 13%, from the prior year quarter due to lower performance-based pay partially offset by the amortization of employee stock awards granted in 1999 for 1998 performance.







The remainder of this release contains the following tables:
                                                            Page
     1. BTC Condensed Consolidated Quarterly Statement
         of Income                                             7
     2. Combined Trading Revenue and Trading-Related Net
         Interest Revenue                                      8
     3. Net Interest Revenue                                   8
     4. BTC Consolidated Balance Sheet                         9
     5. Stock and Capital Data                                10
     6. Nonperforming Assets and Allowances for Credit Losses 11
     7. Emerging Markets Cross-Border Exposures               12

For additional information, contact William McBride, 212-250-7961. Bankers Trust news releases, including quarterly results, are available on the Internet (http://www.bankerstrust.com/earnings).























                                6


           BANKERS TRUST CORPORATION AND SUBSIDIARIES
      CONDENSED CONSOLIDATED QUARTERLY STATEMENT OF INCOME
              (in millions, except per share data)
                           (unaudited)


                                         First   Fourth   First
                                       Quarter  Quarter Quarter
                                          1998     1998    1999
NET INTEREST REVENUE
  Interest revenue                      $1,989   $1,716  $1,511
  Interest expense                       1,587    1,448   1,250
Net interest revenue                       402      268     261
Provision for credit losses-loans            -       20       -
Net interest revenue after provision
 for credit losses-loans                   402      248     261
NONINTEREST REVENUE
  Trading revenue*                         191       79     340
  Fiduciary & funds management             261      289     271
  Corporate finance fees                   331      290     197
  Other fees & commissions                 160      233     211
  Net revenue from equity investments      131       99      99
  Securities available for sale
   gains (losses)                           (6)      25      (4)
  Insurance premiums                        69       54      48
  Other                                     94      120      87
Total noninterest revenue                1,231    1,189   1,249
NONINTEREST EXPENSES
  Salaries and commissions                 336      358     373
  Incentive compensation & employee
    benefits                               497      330     432
  Agency & other professional service fees 105      127      91
  Communication & data services             54       72      66
  Occupancy, net                            46       62      58
  Furniture & equipment                     54       77      69
  Travel & entertainment                    37       48      30
  Provision for policyholder benefits       85       71      63
  Other                                    111      198     119
Total noninterest expenses               1,325    1,343   1,301
Income before income taxes                 308       94     209
Income taxes                                86       65      69

NET INCOME                              $  222   $   29  $  140

NET INCOME APPLICABLE TO COMMON STOCK   $  211   $   23  $  134

Cash dividends declared per common share $1.00    $1.00   $1.00

EARNINGS PER COMMON SHARE:
  BASIC                                  $2.08    $0.24   $1.33

  DILUTED                                $2.01    $0.23   $1.30

* The Corporation accounts for revenue from a wide range of business activities as "trading". See table on page 8.

  Certain prior period amounts have been reclassified to conform to the current presentation.







                                7

  COMBINED TRADING REVENUE AND TRADING-RELATED NET INTEREST REVENUE

The Corporation views trading revenue and trading-related net interest revenue (NIR) together, as presented in the table below.

                                         First   Fourth   First
                                       Quarter  Quarter Quarter
(in millions)                             1998     1998    1999
Trading Revenue                           $191     $ 79    $340
Trading-Related Net Interest
  Revenue (Estimate)                       199      124      77
Total Trading Revenue & Trading
  -Related NIR                            $390     $203    $417

By Business Segment (in millions)
Investment Banking                        $105    $  37    $106
Trading & Sales                            181      238     238
Global Institutional Services                1        2       6
Australia/New Zealand/Int'l Funds Mgmt      39       45      49
Restructuring Portfolio                     49     (155)    (13)
Corporate/Other                             15       36      31
Total Trading Revenue & Trading
  -Related NIR                            $390    $ 203    $417


Note: The Corporation accounts for revenue from a wide range of business activities as "trading". Investment Banking produces trading revenue in secondary market activities with clients, primarily in sectors where the Firm also serves as underwriter.
A small portion of trading revenue arises from private equity investments that are accounted for on a mark-to-market basis. Trading & Sales produces trading revenue through proprietary position-taking, including arbitrage, new derivative transactions with clients, as well as market making and other client activities. Australia/New Zealand/Int'l Funds Mgmt produce trading revenue from all the above business activities. Restructuring Portfolio produces trading revenue from trading positions previously held by the emerging markets businesses. Corporate/Other includes various transactions which, for management accounting purposes, are not recorded in the business segments.


                      NET INTEREST REVENUE

                                         First   Fourth   First
                                       Quarter  Quarter Quarter
($ in millions)                           1998     1998    1999
Nontrading-related net interest
   revenue (Estimate)                     $203     $144    $184
Trading-related net interest
   revenue (Estimate)                      199      124      77
Net interest revenue                      $402     $268    $261

Average rates (fully taxable basis)
  Yield on interest-earning assets        7.17%    6.52%   6.15%
  Cost of interest-bearing liabilities    5.84%    5.66%   5.23%
  Interest rate spread                    1.33%     .86%    .92%
  Net interest margin                     1.47%    1.04%   1.09%

Average balances ($ in billions)
  Loans                                   $21.4    $23.3    $23.0
  Total interest-earning assets          $113.0   $104.9   $100.2
  Total assets                           $150.5   $148.4   $137.2
  Total interest-bearing liabilities     $110.3   $101.4    $97.0






                                8
           BANKERS TRUST CORPORATION AND SUBSIDIARIES
                   CONSOLIDATED BALANCE SHEET
                          (in millions)

                                   March 31 December 31  March 31
                                       1998*       1998      1999*
ASSETS
Cash and due from banks            $  1,504  $  2,837  $  1,753
Interest-bearing deposits with banks  2,068     2,382     1,187
Federal funds sold                    1,630     2,484     2,475
Sec. purch. under resale agreements  22,843    17,053    21,249
Securities borrowed                  22,832    14,709    18,487
Trading assets:
 Government securities               13,517     5,731     6,064
 Corporate debt securities            9,495     5,519     4,415
 Equity securities                    8,963     5,810     5,657
 Swaps, options & other derivatives  14,797    17,376    11,223
 Other trading assets                13,591    11,734    11,820
  Total trading assets               60,363    46,170    39,179
Securities available for sale        12,893    12,748    10,371
Loans, net                           21,178    22,633    19,690
Customer receivables                  1,572     1,524     1,854
Accounts receivable & accrued interest4,729     3,815     3,677
Other assets                          5,925     6,760     7,184
Total                              $157,537  $133,115  $127,106
LIABILITIES
Noninterest-bearing deposits
  Domestic offices                 $  2,969  $  2,784  $  2,521
  Foreign offices                     1,624     1,689     1,790
Interest-bearing deposits
  Domestic offices                   24,180    18,259    15,871
  Foreign offices                    17,568    14,602    16,155
  Total deposits                     46,341    37,334    36,337
Trading liabilities:
  Securities sold, not yet purchased
   Government securities              8,821     4,149     5,567
   Equity securities                  5,235     6,458     6,066
   Other trading liabilities            789       789       426
  Swaps, options & other derivatives 14,273    15,857    10,536
  Total trading liabilities          29,118    27,253    22,595
Securities loaned and securities
 sold under repurchase agreements    21,881    17,420    15,889
Other short-term borrowings          24,868    16,313    18,438
Accounts payable and accrued expenses 5,875     5,210     5,277
Other liabilities                     5,819     5,466     5,351
Long-term debt not included in
 risk-based capital                  12,740    14,890    13,939
Long-term debt included in
 risk-based capital                   3,306     3,113     3,122
Trust preferred capital securities**  1,473     1,420     1,421
Total liabilities                   151,421   128,419   122,369
PREFERRED STOCK OF SUBSIDIARY           304         -         -
STOCKHOLDERS' EQUITY
Preferred stock                         658       394       394
Common stock                            105       105       105
Capital surplus                       1,592     1,613     1,617
Retained earnings                     4,225     3,504     3,452
Common stock in treasury, at cost      (803)   (1,056)     (828)
Other stockholders' equity              458       599       490
Accumulated other comprehensive income:
  Net unrealized gains (losses) on
   securities available for sale, net
   of taxes                            (52)      (65)      (65)
  Foreign currency translation, net
   of taxes                           (371)     (398)     (428)
Total stockholders' equity            5,812     4,696     4,737
Total                              $157,537  $133,115  $127,106

  * Unaudited.
 ** Mandatorily redeemable capital securities of subsidiary trusts holding solely junior subordinated deferrable interest debentures included in risk-based capital.

Certain prior period amounts have been reclassified to conform to the current presentation.

                     STOCK AND CAPITAL DATA


                                         First   Fourth   First
                                       Quarter  Quarter Quarter
                                          1998     1998    1999

FOR THE QUARTER
Return on Average Common
  Stockholders' Equity                     16.7%   2.1%     12.5%
Return on Average Total Assets              .60%   .08%      .41%


PER COMMON SHARE
Earnings:
  Basic                                  $2.08    $0.24   $1.33
  Diluted                                $2.01    $0.23   $1.30
Cash Dividends Declared                  $1.00    $1.00   $1.00
Market Price, End of Period            $120.31   $85.44  $88.25
Book Value, End of Period               $49.82   $42.66  $43.06


COMMON SHARES (shares in thousands except par value)
Common stock $1 par value:
   Authorized, at period end           300,000  300,000  300,000
   Issued, at period end               105,379  105,380  105,380
Common stock in treasury, at period end 7,522 9,666 7,727 Average Common and Common Equivalent
 Shares Outstanding
   Basic                               101,357   99,029  100,658
   Diluted                             105,123  101,691  102,957


CAPITAL RATIOS, END OF PERIOD
Common Stockholders' Equity to
  Total Assets                              3.3%     3.2%    3.4%
Total Stockholders' Equity to
  Total Assets                              3.7%     3.5%    3.7%
Bankers Trust Corporation:
   Risk-Based Capital Ratios (1)
      Tier 1 Capital                        8.2%     7.5%    8.1%
      Total Capital                        14.2%    13.6%   14.5%
   Leverage Ratio(1)                        4.5%     3.5%    3.8%
Bankers Trust Company:
   Risk-Based Capital Ratios(1)
      Tier 1 Capital                        8.6%    10.5%   11.8%
      Total Capital                        12.3%    13.4%   13.7%
   Leverage Ratio(1)                        5.4%     5.7%    6.4%


(1) Regulatory capital ratios at March 31, 1999 are preliminary.

      NONPERFORMING ASSETS AND ALLOWANCES FOR CREDIT LOSSES
                          (in millions)

                                March 31 December 31   March 31
                                    1998        1998       1999

Nonperforming assets

Cash basis loans
  Secured by real estate            $ 92        $104       $ 91
  Real estate related                 15          14         11
  Highly leveraged                    25          66         55
  Other                              115         208        170
Total cash basis loans              $247        $392       $327

Renegotiated loans                   $25         $26        $25

Other real estate                   $190         $87        $92

Other nonperforming assets            $4          $8         $8

Allowances for credit losses

Loans

Balance, beginning of quarter       $699        $667       $652
Provision for credit losses            -          20          -
Net charge-offs
  Charge-offs                          7          40         60
  Recoveries                           3           5         11
Total net charge-offs                  4          35         49

Balance, end of quarter             $695        $652       $603

Other liabilities

Balance, beginning of quarter        $13         $13        $18
Provision for credit losses            -           5          -
Balance, end of quarter              $13         $18        $18

           EMERGING MARKETS CROSS-BORDER EXPOSURES(1)
                         ($ in billions)


                             March 31, December 31,   March 31,
                                  1998         1998       1999*

Korea, Republic of                $1.4         $0.8        $0.9
Indonesia                          1.0          0.4         0.4
Hong Kong                          0.7          0.4         0.3
Thailand                           0.5          0.2         0.2
Malaysia                           0.2          0.1         0.1
Other(2)                           1.4          0.8         0.7
Total Emerging Asia               $5.2         $2.7        $2.6


Brazil                            $2.6         $0.7        $0.6
Mexico                             1.2          0.6         0.5
Argentina                          0.9          0.5         0.4
Venezuela                          0.3          0.1           -
Other(3)                           0.8          0.6         0.5
Total Latin America               $5.8         $2.5        $2.0

Russian Federation                $1.4         $0.2        $0.2

Total                            $12.4         $5.4        $4.8

As a % of Total Assets             7.9%         4.1%        3.8%


(1) Based on FFIEC instructions. Shown by country of ultimate risk. Excludes local country claims on local residents.
(2) Includes Peoples Republic of China, Republic of Taiwan, India, Philippines, Singapore and Sri Lanka.
(3) Includes Chile, Colombia, Peru, Ecuador, Nicaragua, Panama and Uruguay.

* Preliminary.